Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2023 AND REAFFIRMS 2023 OUTLOOK
Eden Prairie, Minn. — (BUSINESS WIRE) — May 9, 2023 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the first quarter ended March 31, 2023, and reaffirmed its financial outlook for 2023.
First Quarter 2023 Highlights
•Revenue growth of 1.9% to $300 million
•Net income of $3 million, down $16.9 million from the prior year period; diluted income per share of $0.02, down $0.12 per share from the prior year period
•Adjusted EBITDA1 of $72 million, compared to $89 million in the prior year period; Adjusted Earnings Per Share1 of $0.20, down $0.09 compared to the prior year period

“Our first quarter performance met our expectations with results that reflect the importance of our value proposition,” said Tom Boehning, Chief Executive Officer. “Our customers are navigating a broad set of economic challenges, and we are proud to bring solutions that address many of the financial, clinical and operational constraints facing our healthcare system today. This critical work continues to drive the momentum in our business and gives us confidence in our outlook for the year.”
First Quarter 2023 Financial Results
Total revenue for the three months ended March 31, 2023 was $299.9 million, representing a 1.9 percent increase from total revenue of $294.4 million for the same period of 2022.
Net income for the three months ended March 31, 2023 was $3.0 million, compared to $19.9 million for the same period of 2022.
Adjusted EBITDA1 for the three months ended March 31, 2023 was $72.0 million, a 19.3 percent decrease from Adjusted EBITDA1 of $89.2 million for the same period of 2022.

2023 Financial Outlook
The company reaffirmed its guidance for 2023 as follows:
•Revenue of $1.16 - $1.19 billion
•Adjusted EBITDA of $295 - $305 million2
•Adjusted earnings per share of $0.65 – $0.70 per share2
•Capex investment expected in the range of $85 to $95 million

1 Non-GAAP Measures. See further discussion on page 6
2 With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.

Conference Call Information
Agiliti will hold a conference call to discuss its first quarter 2023 results on Tuesday, May 9, at 5 p.m. Eastern Time (4 p.m. Central Time).
The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. The passcode for the live call and the replay is 13737749. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The Access ID for the replay call is 13737749. The replay will be available until May 16, 2023.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Kate Kaiser
Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership succession; market volatility of our common stock as a result of our leadership succession; the risk that the leadership succession may not provide the results that the company expects; our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our potential inability to maintain the agreement with the U.S. Department of Health and Human Services’ (“HHS”) and Office of Assistant Secretary of Preparedness and Response (“ASPR”) (the “Agreement”) or comply with its terms and risks relating to extension, renewal or termination of the Agreement or any of our existing contacts with HHS and ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our most recent annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$299,904	$294,444
Cost of revenue	190,530	170,817
Gross margin	109,374	123,627
Selling, general and administrative expense	88,837	86,138
Operating income	20,537	37,489
Interest expense	15,831	10,664
Income before income taxes and noncontrolling interest	4,706	26,825
Income tax expense	1,656	6,905
Consolidated net income	3,050	19,920
Net income attributable to noncontrolling interest	37	28
Net income attributable to Agiliti, Inc. and Subsidiaries	$3,013	$19,892

Basic income per share	$0.02	$0.15
Diluted income per share	$0.02	$0.14

Weighted-average common shares outstanding:
Basic	133,850,124	131,148,108
Diluted	139,293,662	139,426,334

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share information)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14,453	$5,577
Accounts receivable, less allowance for credit losses of 4,251 as of March 31, 2023 and $4,182 as of December 31, 2022.	222,846	207,753
Inventories	73,575	70,132
Prepaid expenses	18,827	23,458
Other current assets	3,942	9,393
Total current assets	333,643	316,313
Property and equipment, net	278,890	273,958
Goodwill	1,239,432	1,239,106
Operating lease right-of-use assets	78,289	79,975
Other intangibles, net	491,043	512,020
Other	22,112	22,735
Total assets	$2,443,409	$2,444,107
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$17,828	$17,752
Current portion of operating lease liability	24,403	23,607
Current portion of obligation under tax receivable agreement	9,872	34,694
Accounts payable	69,432	59,163
Accrued compensation	29,973	25,928
Accrued interest	5,252	5,039
Other current liabilities	40,401	31,198
Total current liabilities	197,161	197,381
Long-term debt, less current portion	1,083,572	1,077,293
Obligation under tax receivable agreement, pension and other long-term liabilities	9,505	9,161
Operating lease liability, less current portion	64,974	67,332
Deferred income taxes, net	140,999	146,615
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 134,339,512 and 133,608,495 shares issued and outstanding as of March 31, 2023 and December 31, 2022.	13	13
Additional paid-in capital	954,928	953,046
Accumulated deficit	(11,261)	(14,274)
Accumulated other comprehensive income	3,341	7,343
Total Agiliti, Inc. and Subsidiaries equity	947,021	946,128
Noncontrolling interest	177	197
Total equity	947,198	946,325
Total liabilities and equity	$2,443,409	$2,444,107

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$3,050	$19,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,620	22,498
Amortization	23,473	23,358
Provision for credit (gains) losses	404	(27)
Provision for inventory obsolescence	789	325
Non-cash share-based compensation expense	6,889	4,637
Gain on sales and disposals of equipment	(751)	(593)
Deferred income taxes	(4,229)	4,398
Changes in operating assets and liabilities:
Accounts receivable	(15,497)	(6,212)
Inventories	(4,399)	(972)
Other operating assets	3,930	1,132
Accounts payable	7,935	5,351
Accrued and other operating liabilities	13,682	(6,691)
Net cash provided by operating activities	54,896	67,124
Cash flows from investing activities:
Medical equipment purchases	(12,128)	(10,005)
Property and office equipment purchases	(6,734)	(5,215)
Proceeds from disposition of property and equipment	1,033	644
Net cash used in investing activities	(17,829)	(14,576)
Cash flows from financing activities:
Proceeds under debt arrangements	87,000	—
Payments under debt arrangements	(82,849)	(71,474)
Payments of principal under finance lease liability	(2,297)	(2,223)
Payments under tax receivable agreement	(24,822)	—
Distributions to noncontrolling interests	(57)	(32)
Proceeds from exercise of stock options	469	978
Dividend and equity distribution payment	(321)	(906)
Shares forfeited for taxes	(5,314)	(792)
Payments of contingent consideration	—	(321)
Net cash used in financing activities	(28,191)	(74,770)
Net change in cash and cash equivalents	8,876	(22,222)
Cash and cash equivalents at the beginning of period	5,577	74,325
Cash and cash equivalents at the end of period	$14,453	$52,103

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc. before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income attributable to Agiliti, Inc. and Subsidiaries	$3,013	$19,892
Interest expense	15,831	10,664
Income tax expense	1,656	6,905
Depreciation and amortization	42,106	44,831
EBITDA	62,606	82,292
Non-cash share-based compensation expense	6,889	4,637
Management and other expenses (1)	961	—
Transaction costs (2)	1,512	2,226
Adjusted EBITDA	$71,968	$89,155
_____________________________
(1)Management and other expenses represent non-recurring expenses.
(2)Transaction costs represent costs associated with potential and completed mergers and acquisitions.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS

	Three Months Ended March 31,
(in thousands, except share and per share information)	2023	2022
Net income attributable to Agiliti, Inc. and Subsidiaries	$3,013	$19,892
Amortization	22,487	22,333
Non-cash share-based compensation expense	6,889	4,637
Management and other expenses (1)	961	—
Transaction costs (2)	1,512	2,226
Income tax benefit associated with pre-tax adjustments (3)	(7,392)	(7,969)
Adjusted net income	$27,470	$41,119

Weighted average shares outstanding - diluted	139,293,662	139,426,334
Adjusted EPS	$0.20	$0.29
_____________________________
(1)Management and other expenses represent non-recurring expenses.
(2)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(3)Income tax benefit associated with pre-tax adjustments represents the tax benefit or provision associated with the reconciling items between net income and Adjusted Net Income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio

(in thousands)	March 31, 2023
First Lien Term Loan, due 2026	$1,052,198
Revolving Loan, due 2026	35,000
Finance lease liability	25,540
Less: Unamortized Deferred Financing Costs and Debt Discount	(11,338)
Total Debt	1,101,400
Less: Cash	(14,453)
Net Debt	$1,086,947

LTM Adjusted EBITDA	$279,422

Net Leverage	3.9	x